Exhibit 4.7

FIRST AMENDMENT TO FIVE YEAR CREDIT AGREEMENT

                THIS FIRST AMENDMENT TO FIVE YEAR CREDIT AGREEMENT (this “Amendment”), dated as of August    , 2002, is entered into among MEDTRONIC, INC., a Minnesota corporation (the “Borrower”), the Subsidiaries of the Borrower listed on the signature pages hereto (individually a “Guarantor”, collectively the “Guarantors”), the Lenders identified on the signature pages hereto (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement described below.

W I T N E S S E T H

                WHEREAS, the Borrower, the Guarantors, the Lenders, and the Administrative Agent entered into that certain Five Year Credit Agreement dated as of January 24, 2002 (the “Existing Credit Agreement”); and

                WHEREAS, the Borrower and the Required Lenders have agreed to amend certain provisions of the Existing Credit Agreement as more fully set forth below.

                NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

                SUBPART 1.1  Certain Definitions.  Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

                “Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

                “Amendment No. 1 Effective Date” is defined in Subpart 3.1.

                SUBPART 1.2  Other Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

                Effective on (and subject to the occurrence of) the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.

                SUBPART 2.1              Amendments to Section 1.01.  The definition of “Restricted Payment” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                “Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding (other than (A) dividends payable solely in the same class of capital stock of such Person and (B) dividends or other distributions payable to the Borrower (directly or indirectly through Subsidiaries) and ratably to minority shareholders), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding.

                SUBPART 2.2  Amendments to Section 6.03. Section 6.03(d) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

Section 6.03         Liens.

The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)           *****

(b)           *****

(c)           *****

(d)           Liens not otherwise permitted under this Section securing obligations in an aggregate amount not exceeding at any time 10% of Consolidated Tangible Net Worth as at the end of the immediately preceding fiscal quarter of the Borrower.

                SUBPART 2.3  Amendments to Section 6.06. Section 6.06 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

Section 6.06         Restrictive Agreements.

The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions to the Borrower (directly or indirectly through Subsidiaries) and ratably to minority shareholders with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, rule, regulation or regulatory administrative agreement or determination or by this Credit Agreement, and (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

SUBPART 2.4  Amendments to Section 6.08. Section 6.08 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

Section 6.08         Restricted Payments.

                The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except  distributions in respect of the capital stock of such Person or the redemption, retirement, purchase or other acquisition of the capital stock of such Person (or any warrant, option or other rights with respect to any shares of capital stock (now or hereafter outstanding) of such Person) if no Default has occurred and is continuing or would result from such action.

PART 3

CONDITIONS TO EFFECTIVENESS

                SUBPART 3.1  Amendment No. 1 Effective Date.  This Amendment shall be and become effective as of the date hereof (the “Amendment No. 1 Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as the “Amendment “.

                SUBPART 3.2   Execution of Counterparts of Amendment.  The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Required Lenders, and the Administrative Agent.

                SUBPART 3.3  Fees and Expenses.  The Borrower has paid all fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and the other transactions contemplated herein including, without limitation, the reasonable legal fees and expenses of Moore & Van Allen, counsel to the Administrative Agent.

                SUBPART  3.4  Other Items.  The Administrative Agent shall have received such other documents, agreements or information which may be reasonably requested by the Administrative Agent.

PART 4

MISCELLANEOUS

                SUBPART 4.1  Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Credit Agreement and (b) the representations and warranties set forth in Section 3 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

                SUBPART 4.2  Reaffirmation of Obligations.  The Borrower hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Credit Agreement.

                SUBPART 4.3  Cross-References.  References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

                SUBPART 4.4  Instrument Pursuant to Existing Credit Agreement.  This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

                SUBPART 4.5  References in Other Credit Documents.  At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment.

                SUBPART 4.6  Counterparts/Telecopy.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of executed counterparts of the Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

                SUBPART 4.7  Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

                SUBPART 4.8  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                SUBPART 4.9  General.  Except as amended hereby, the Existing Credit Agreement and all other credit documents shall continue in full force and effect.

[Remainder of Page Intentionally Left Blank]

                IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the 364-Day Credit Agreement as of the date first above written.

BORROWER:	MEDTRONIC, INC,
a Minnesota corporation

	By:	/s/ Robert L. Ryan
	Name:	Robert L. Ryan
	Title:	Vice President and Chief Financial Officer

GUARANTORS:	MEDTRONIC MINIMED, INC.,
a Delaware corporation

	By:	/s/ Robert L. Ryan
	Name:	Robert L. Ryan
	Title:	Vice President and Chief Financial Officer

MEDTRONIC INTERNATIONAL, LTD,
a Delaware corporation

	By:	/s/ Robert L. Ryan
	Name:	Robert L. Ryan
	Title:	Vice President and Chief Financial Officer

MEDTRONIC AVE, INC.,
a Delaware corporation

	By:	/s/ Robert L. Ryan
	Name:	Robert L. Ryan
	Title:	Vice President and Chief Financial Officer

MEDTRONIC INTERNATIONAL
TECHNOLOGY, INC.,
a Minnesota corporation

	By:	/s/ Robert L. Ryan
	Name:	Robert L. Ryan
	Title:	Vice President and Chief Financial Officer

MEDTRONIC SOFAMOR DANEK, INC.,
an Indiana corporation

By:	/s/ Robert L. Ryan
Name:	Robert L. Ryan
Title:	Vice President and Chief Financial Officer

MEDTRONIC USA, INC.,
a Minnesota corporation

By:	/s/ Robert L. Ryan
Name:	Robert L. Ryan
Title:	Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Garry G. Flieger
	Name:	Garry G. Flieger
	Title:	Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender

	By:	/s/ Philip S. Durand
	Name:	Philip S. Durand
	Title:	Principal

BANK ONE, NA,
as Lender

By:	/s/ Anthony F. Maggiore
Name:	Anthony F. Maggiore
Title:	Director, Capital Markets

THE BANK OF TOKYO-MITSUBISHI, LTD.,
CHICAGO BRANCH
as Lender

By:	/s/ Patrick McCue
Name:	Patrick McCue
Title:	Vice President and Manager

BNP PARIBAS,
as Lender

By:	/s/ Thomas H. Ambrose
Name:	Thomas H. Ambrose
Title:	Director

By:	/s/ Christine L. Howatt
Name:	Christine L. Howatt
Title:	Vice President

CITICORP USA, INC.,
as Lender

By:	/s/ Mary O’Connell
Name:	Mary O’Connell
Title:	Vice President

DEUTSCHE BANK AG, NEW YORK
BRANCH,
as Lender

By:	/s/ Iain Stewart
Name:	Iain Stewart
Title:	Director

By:	/s/ Jean M. Hannigan
Name:	Jean M. Hannigan
Title:	Vice President

FLEET NATIONAL BANK, N.A.
as Lender

By:	/s/ Gordon B. Coughlin
Name:	Gordon B. Coughlin
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ Frank J. Jancar
Name:	Frank J. Jancar
Title:	Vice President

MIZUHO CORPORATE BANK, LTD.,
as Lender

By:
Name:
Title:

ROYAL BANK OF CANADA,
as Lender

By:	/s/ Gordon C. MacArthur
Name:	Gordon C. MacArthur
Title:	Senior Manager

SUNTRUST BANK,
as Lender

By:	/s/ Cathy Hunnicutt
Name:	Cathy Hunnicutt
Title:	Assistant Vice President

UBS AG, STAMFORD BRANCH,
as Lender

By:	/s/ Wilfred V. Saint
Name:	Wilfred V. Saint
Title:	Associate Director,
Banking Products Services, US

By:	/s/ Lynne B. Alfarone
Name:	Lynne B. Alfarone
Title:	Associate Director,
Banking Products Services, US

U.S. BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ Karen Weathers
Name:	Karen Weathers
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION
(formerly known as First Union National Bank), as Lender

By:	/s/ Paige Mesaros
Name:	Paige Mesaros
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Lender

By:	/s/ Christopher A. Cudak
Name:	Christopher A. Cudak
Title:	Vice President

By:	/s/ James D. Heinz
Name:	James D. Heinz
Title:	Senior Vice President